UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 26, 2016

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Effective September 23, 2016, the Company and certain of its subsidiaries entered into the Tenth Amendment to the Credit Agreement, First Amendment to Security Agreement and First Amendment to Guaranty, as well as a Third Amendment to Deed to Secure Debt (collectively, the "Tenth Amendment”), with respect to the existing Credit Agreement dated as of September 13, 2011, last modified on March 26, 2014.

The Tenth Amendment amended the existing Credit Agreement to extend the maturity date thereof to September 23, 2021. As a result of current asset appraisals required for the Tenth Amendment, the Company’s current accessible availability is approximately $25 million. Applicable margin interest rates vary with excess availability as heretofore. Until March 31, 2017, the lowest available rate is set at 1.75%.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits
10.01“Tenth Amendment to Credit Agreement, First Amendment to Security Agreement and First Amendment to Guaranty”, and “Third Amendment to Deed to Secure Debt”, each dated as of September 23, 2016, by and among The Dixie Group, Inc. certain of its subsidiaries and Wells Fargo Capital Finance, LLC. as Agent and the persons identified as Lenders therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2016	THE DIXIE GROUP, INC.
/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer